EXHIBIT 99.1

Press Release	CONTACT:	Investor Relations
713.849.9911
IR@flotekind.com

Flotek Industries, Inc. Announces Payoff of Senior Credit Facility

HOUSTON, June 8, 2011 - Flotek Industries, Inc. (NYSE: FTK) today announced it has paid-in-full its Senior Credit Facility. Using proceeds received from a recent equity private placement, the Company paid approximately $29.25 million in remaining principal due to its senior lenders, Whitebox Advisors and Gates Capital Management. The repayment of the Senior Credit Facility reduced Flotek’s outstanding debt obligations by approximately 22%.

“With the repayment of our Senior Credit Facility Flotek has taken another significant step in improving our financial position and repositioning ourselves as a leading oilfield service technology company,” said Flotek’s Chairman and President John Chisholm. “While we continue to focus on steps to further strengthen our financial position, this accelerated reduction in debt greatly improves Flotek’s financial and operating flexibility and allows us to more keenly focus on the growth potential of our products and services.”

Chisholm added, “I also want to thank Whitebox Advisors and Gates Capital Management for believing in Flotek and stepping up to the plate when very few had the conviction to do so. Their support at a critical time for Flotek provided a lifeline without which Flotek would have struggled to survive. Their support and patience not only allowed Flotek to reposition itself but also to build a platform that has provided significant opportunities for all of our stakeholders.”

About Flotek Industries, Inc.

Flotek is a global developer and distributor of a portfolio of innovative oilfield technologies, including specialty chemicals and down-hole drilling and production equipment. It serves major and independent companies in the domestic and international oilfield service industry. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.”

For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements:

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, environmental and other casualty risks, and the impact of government regulation. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section) and Form 10-Q, and in the Company’s other SEC filings and publicly available documents. Readers should not place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.